EXHIBIT 24.1

                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement filed on November 25, 1997, of our report dated May 27, 1997, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


/s/ SEMPLE & COOPER, LLP
 Phoenix, Arizona
 November 25, 1997